Exhibit 99.1

Joint Filer Information

Name and Address of Reporting Person:	Phlcorp Holding LLC
529 East South Temple
Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:	Jefferies Group, Inc. (JEF)

Relationship of Joint Filer to Issuer:	10% Owner (1)

Date of Event Requiring Statement:	March 1, 2013

Designated Filer:	Leucadia National Corporation

Signature:

PHLCORP, INC.

By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President

Dated:   March 5, 2013

(1)  See Notes 1 and 2 under Explanation of Responses

Joint Filer Information

Name and Address of Reporting Person:	Baldwin Enterprises, Inc.
529 East South Temple
Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:	Jefferies Group, Inc.
(JEF)

Relationship of Joint Filer to Issuer:	10% Owner (1)

Date of Event Requiring Statement:	March 1, 2013

Designated Filer:	Leucadia National Corporation

Signature:

BALDWIN ENTERPRISES, INC.

By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President

Dated:   March 5, 2013

(1)  See Notes 1 and 2 under Explanation of Responses

Joint Filer Information

Name and Address of Reporting Person:	BEI Jeffvest, LLC
529 East South Temple
Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:	Jefferies Group, Inc.
(JEF)

Relationship of Joint Filer to Issuer:	10% Owner (1)

Date of Event Requiring Statement:	March 1, 2013

Designated Filer:	Leucadia National Corporation

Signature:

BEI JEFFVEST, LLC

By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	President

Dated:   March 5, 2013

(1)  See Notes 1 and 2 under Explanation of Responses